Exhibit 99.1

Investor Contact: Catalent, Inc. Paul Surdez 732-537-6325 investors@catalent.com

Catalent, Inc. Reports First Quarter Fiscal 2023 Results
•Q1'23 net revenue of $1.02 billion, consistent with the prior-year period as reported, but increased 4% in constant currency, compared to Q1'22. Organic, constant-currency net revenue decreased by 1%, compared to Q1'22.
•Q1'23 net earnings of zero.
•Q1'23 Adjusted EBITDA(1) of $187 million decreased 26% as reported, or 24% in constant currency, compared to Q1'22.
•Q1'23 Revenue and Adjusted EBITDA negatively impacted by $54 million due to timing of resolution of previously executed take-or-pay contracts; amount has been paid and is expected to be recognized in Q2'23.
•Completed acquisition of Metrics Contract Services in October 2022 for $475 million, excluding adjustments.
•Updated FY'23 financial guidance projects net revenue of $4,625 million to $4,875 million and Adjusted EBITDA of $1,220 million to $1,300 million.

Somerset, N.J. - November 1, 2022 -- Catalent, Inc. (NYSE: CTLT), the global leader in enabling pharma, biotech, and consumer health partners to optimize development, launch, and supply of better patient treatments across multiple modalities, today announced financial results for the first quarter of fiscal 2023, which ended September 30, 2022.
“We are enthusiastic about our long-term prospects and opportunities, enabled by the groundwork we have laid with our strategic organic and inorganic investments and the strong, continuing demand for offerings across our comprehensive portfolio,” commented Alessandro Maselli, President and Chief Executive Officer of Catalent, Inc. “While we have revised our fiscal 2023 guidance to account for near-term headwinds, we remain confident that we have taken actionable steps to provide the necessary growth levers to position us for long-term growth, including our recent acquisition of Metrics Contract Services, which supplements our fit-for-scale high-potent capacity for in-demand products.
First Quarter 2023 Consolidated Results
Note that Catalent’s reorganized its reporting segments as of July 1, 2022, the beginning of fiscal 2023. All segment data reported in this release for periods ending on or before June 30, 2022 are the result of recasting data previously reported as if the current segments had been in place during those periods. All of this data, as well as other segment data relating to earlier periods, is set forth in detail later in this release.

Results in the first quarter were initially expected to include $54 million of revenue and Adjusted EBITDA related to a settlement of previously executed take-or-pay contracts for fill and finish of a viral vector COVID-19 vaccine. Catalent received the related payment in October and now expects to recognize the revenue and reflect the Adjusted EBITDA in the second quarter of Catalent’s fiscal year. The change in the expected timing had no effect on the Company's updated fiscal 2023 guidance.

Net revenue of $1.02 billion was consistent with the prior-year period as reported, but increased 4% in constant currency, from the $1.03 billion reported for the first quarter a year ago. Overall organic net revenue decreased (i.e., excluding the effect of acquisitions, divestitures, and currency translation) by 1% over the same period.
Net earnings attributable to common shareholders and earnings per basic and diluted share were zero, compared to net earnings attributable to common shareholders of $84 million, or $0.49 per basic and diluted share, in the first quarter a year ago, respectively.
EBITDA from operations(1) was $134 million, a decrease of $76 million from $210 million in the first quarter a year ago. First quarter fiscal 2023 Adjusted EBITDA(1) was $187 million, or 18% of net revenue, compared to $252 million, or 25% of net revenue, in the first quarter a year ago. This represents a decrease of 26% as reported and a decrease of 24% on a constant-currency basis, compared to the fiscal 2021 period.
Adjusted Net Income(1) was $61 million, or $0.34 per diluted share, compared to Adjusted Net Income of $128 million, or $0.71 per diluted share, in the first quarter a year ago.
(1) See "Non-GAAP Financial Measures" below and the GAAP to non-GAAP reconciliation provided later in this release.

First Quarter 2023 Segment Review

(Dollars in millions)	Three Months Ended September 30,		Constant Currency
	2022	2021	Change %
Biologics
Net revenue	$523	$548	(2)%
Segment EBITDA	113	167	(33)%
Segment EBITDA margin	21.5%	30.4%
Pharma and Consumer Health
Net revenue	499	477	11%
Segment EBITDA	108	99	20%
Segment EBITDA margin	21.7%	20.7%
Unallocated costs	(87)	(56)	67%
Combined totals
Net revenue	$1,022	$1,025	4%
EBITDA from operations	$134	$210	(34)%

Biologics segment	2022 vs. 2021
Year-Over-Year Change	Three Months Ended September 30,
	Net Revenue	Segment EBITDA
Organic	(2)%	(31)%
Impact of acquisitions	—%	(2)%
Constant-currency change	(2)%	(33)%
Foreign exchange translation impact on reporting	(3)%	(1)%
Total % change	(5)%	(34)%

Pharma and Consumer Health segment	2022 vs. 2021
Year-Over-Year Change	Three Months Ended September 30,
	Net Revenue	Segment EBITDA
Organic	1%	8%
Impact of acquisitions	10%	12%
Constant-currency change	11%	20%
Foreign currency translation impact on reporting	(7)%	(11)%
Total % change	4%	9%
Segment Net Revenue as a % of Total Net Revenue

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Biologics	51%	51%	55%	53%	53%
Pharma and Consumer Health	49%	49%	45%	47%	47%
Net Revenue	100%	100%	100%	100%	100%
Balance Sheet and Liquidity
As of September 30, 2022, Catalent had $4.20 billion in total debt, and $3.86 billion in total debt net of cash, cash equivalents, and marketable securities, compared to $3.66 billion in total net debt as of June 30, 2022.
Catalent’s net leverage ratio(1) as of September 30, 2022 was 3.2x, compared to 2.9x at June 30, 2022 and 3.0x at September 30, 2021. Assuming the Metrics acquisition closed on September 30, 2022 as opposed to October 3, 2022, Catalent’s net leverage ratio would have been 3.6x.
Updated Fiscal Year 2023 Outlook

	Previous FY'23 Full Year Guidance	Updated FY'23 Full Year Guidance
Net revenue	$4,975 million - $5,225 million	$4,625 million - $4,875 million
Adjusted EBITDA	$1,310 million - $1,390 million	$1,220 million - $1,300 million
Adjusted net income	$660 million - $730 million	$567 million - $648 million
Weighted average shares outstanding - diluted	181 million - 183 million	181 million - 183 million
Catalent revised its fiscal year 2023 financial outlook to reflect changes to the assumptions underlying the previous guidance issued August 29, 2022, including: the completion on October 3, 2022 of the acquisition of Metrics Contract Services; worsening macroeconomic conditions, including unfavorable foreign exchange rate movement, higher inflation, and lower consumer discretionary spend related; and signs of short-term cash-sensitive decisions by some of our customers. In addition, we now expect to spend only 10-11% of our revenue on capital projects this fiscal year as we focus on realizing the benefits of capital projects and acquisitions already completed or in process.

Earnings Webcast
The Company’s management will host a webcast to discuss the results at 8:15 a.m. ET today. Catalent invites all interested parties to listen to the webcast, which will be accessible through Catalent’s website at http://investor.catalent.com. A supplemental slide presentation will also be available in the “Investors” section of Catalent’s website prior to the start of the webcast. The webcast replay, along with the supplemental slides, will be available for 90 days in the “Investors” section of Catalent’s website at www.catalent.com.

About Catalent, Inc.
Catalent is the global leader in enabling pharma, biotech, and consumer health partners to optimize product development, launch, and full life-cycle supply for patients around the world. With broad and deep scale and expertise in development sciences, delivery technologies, and multi-modality manufacturing, Catalent is a preferred industry partner for personalized medicines, consumer health brand extensions, and blockbuster drugs. Catalent helps accelerate over 1,000 partner programs and launch over 150 new products every year. Its flexible manufacturing platforms at over 50 global sites supply around 80 billion doses of nearly 8,000 products annually. Catalent’s expert workforce of approximately 19,000 includes more than 3,000 scientists and technicians. Headquartered in Somerset, New Jersey, the company generated nearly $5 billion in revenue in its 2022 fiscal year. For more information, visit www.catalent.com.
(1) See "Non-GAAP Financial Measures" below and the GAAP to non-GAAP reconciliation provided later in this release.
Non-GAAP Financial Measures
Use of EBITDA from operations, Adjusted EBITDA, Adjusted Net Income and Segment EBITDA
Management measures operating performance based on consolidated earnings from operations before interest expense, expense (benefit) for income taxes, and depreciation and amortization, adjusted for the income or loss attributable to non-controlling interests (“EBITDA from operations”). EBITDA from operations is not defined under U.S. GAAP, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations.
Catalent believes that the presentation of EBITDA from operations enhances an investor’s understanding of its financial performance. Catalent believes this measure is a useful financial metric to assess its operating performance across periods by excluding certain items that it believes are not representative of its core business and uses this measure for business planning purposes.
In addition, given the significant investments that Catalent has made in the past in property, plant and equipment, depreciation and amortization expenses represent a meaningful portion of its cost structure. Catalent believes that EBITDA from operations will provide investors with a useful tool for assessing the comparability between periods of Catalent's ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures because it eliminates depreciation and amortization expense. Catalent presents EBITDA from operations in order to provide supplemental information that it considers relevant for the readers of its consolidated financial statements, and such information is not meant to replace or supersede U.S. GAAP measures. Catalent’s definition of EBITDA from operations may not be the same as similarly titled measures used by other companies.
Catalent evaluates the performance of its segments based on segment earnings before non-controlling interest, other (income) expense, impairments, restructuring costs, interest expense, income tax expense (benefit), and depreciation and amortization (“segment EBITDA”). Moreover, under Catalent’s credit agreement, its ability to engage in certain activities, such as incurring certain additional indebtedness, making certain investments and paying certain dividends, is tied to ratios based on Adjusted EBITDA, which is not defined under U.S. GAAP, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations. Adjusted EBITDA is the covenant compliance measure used in the credit agreement governing debt incurrence and restricted payments. Because not all companies use identical calculations, Catalent’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
Management also measures operating performance based on Adjusted Net Income and Adjusted Net Income per share. Adjusted Net Income is not defined under U.S. GAAP, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP and is subject to important limitations. Catalent believes that the presentation of Adjusted Net Income and Adjusted Net Income per share enhances an investor’s understanding of its financial performance. Catalent believes these measures are a useful financial metric to assess its operating performance across periods by excluding certain items that it believes are not representative of its core business and Catalent uses these measures for business planning purposes. Catalent defines Adjusted Net Income as net earnings adjusted for amortization attributable to purchase accounting and adjustments for other cash and non-cash items included in the table below, partially offset by its estimate of the tax effects of such cash and non-cash items. Catalent believes that Adjusted Net Income and Adjusted Net Income per share provides investors with a useful tool for assessing the comparability between periods of its ability to generate cash from operations available to its stockholders. Catalent’s definition of Adjusted Net Income may not be the same as similarly titled measures used by other companies. Adjusted Net Income per share is computed by dividing Adjusted Net Income by the weighted average diluted shares outstanding.

The most directly comparable U.S. GAAP measure to EBITDA from operations, Adjusted EBITDA, and Adjusted Net Income is net earnings. Included in this release is a reconciliation of net earnings to EBITDA from operations, Adjusted EBITDA and Adjusted Net Income.
Catalent does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable U.S. GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting, and analyzing future periods, Catalent does so primarily on a non-GAAP basis without preparing a U.S. GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, equity compensation expense would be difficult to estimate because it depends on Catalent’s future hiring and retention needs, as well as the future fair market value of its common stock, all of which are difficult to predict and subject to constant change. It is equally difficult to anticipate the need for or magnitude of a presently unforeseen one-time restructuring expense or the values of end-of-period foreign currency exchange rates. As a result, Catalent does not believe that a U.S. GAAP reconciliation would provide meaningful supplemental information about its outlook.
Use of Constant Currency
As changes in exchange rates are an important factor in understanding period-to-period comparisons, Catalent believes the presentation of results on a constant-currency basis in addition to reported results helps improve investors’ ability to understand its operating results and evaluate its performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period over period. Catalent uses results on a constant-currency basis as one measure to evaluate its performance. Catalent calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates. Catalent generally refers to such amounts calculated on a constant-currency basis as excluding the impact of foreign exchange or being on a constant-currency basis. These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant-currency basis, as Catalent presents them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with U.S. GAAP.
Forward-Looking Statements
This release contains both historical and forward-looking statements. All statements other than statements of historical fact, are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “predict,” “hope,” “foresee,” “likely,” “may,” “could,” “target,” “will,” “would,” or other words or phrases with similar meanings. Similarly, statements that describe Catalent’s objectives, plans, or goals are, or may be, forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Catalent’s expectations and projections. Some of the factors that could cause actual results to differ include, but are not limited to, the following: the current or future effects of the COVID-19 pandemic or any global health developments on Catalent's or its customers' or suppliers' businesses; participation in a highly competitive market and increased competition that may adversely affect Catalent’s business; demand for its offerings, which depends in part on its customers’ research and development and the clinical and market success of their products; product and other liability risks that could adversely affect Catalent’s results of operations, financial condition, liquidity and cash flows; failure to comply with existing and future regulatory requirements; failure to provide quality offerings to customers could have an adverse effect on Catalent’s business and subject it to regulatory actions and costly litigation; problems providing the highly exacting and complex services or support required; global economic, political and regulatory risks to Catalent’s operations, including risks from rising inflation, disruptions to global supply chains, or from the Ukrainian-Russian war; inability to enhance existing or introduce new technology or service offerings in a timely manner; inadequate patents, copyrights, trademarks and other forms of intellectual property protections; fluctuations in the costs, availability, and suitability of the components of the products Catalent manufactures, including active pharmaceutical ingredients, excipients, purchased components and raw materials; changes in market access or healthcare reimbursement in the United States or internationally; fluctuations in the exchange rate of the U.S. dollar against other currencies; adverse tax legislative or regulatory initiatives or challenges or adjustments to Catalent’s tax positions; loss of key personnel; risks generally associated with information systems; inability to complete any future acquisition or other transaction that may complement or expand its business or divest of non-strategic businesses or assets and difficulties in successfully integrating acquired businesses and realizing anticipated benefits of such acquisitions; risks associated with timely and successfully completing, and correctly anticipating the future demand predicted for, capital expansion projects at existing facilities; offerings and customers’ products that may infringe on the intellectual property rights of third parties; environmental, health, and safety laws and regulations, which could increase costs and restrict operations; labor and employment laws and regulations or labor difficulties, which could increase costs or result in operational disruptions; additional cash contributions required to fund Catalent’s existing pension plans; substantial leverage that may limit its ability to raise additional capital to fund operations and react to changes in the economy or in the industry; and exposure to interest-rate risk to the extent of its variable-rate debt preventing it from meeting its obligations under its indebtedness. For a more detailed discussion of these and other factors, see the information under the caption “Risk Factors” in Catalent’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed August 29, 2022. All forward-looking statements speak only as of the date of this release or as of the date they are made, and Catalent does not undertake to update any forward-looking statement as a result of new information or future events or developments except to the extent required by law.

More products. Better treatments. Reliably supplied.™

Catalent, Inc.
Consolidated Statements of Operations
(Unaudited; dollars and shares in millions, except per share data)

	Three Months Ended September 30,		FX Impact	Constant Currency Increase (Decrease)
	2022	2021		Change $	Change %
Net revenue	$1,022	$1,025	$(48)	$45	4%
Cost of sales	764	701	(36)	99	14%
Gross margin	258	324	(12)	(54)	(16)%
Selling, general, and administrative expenses	196	183	(6)	19	11%
Gain on sale of subsidiary	—	(1)	—	1	*
Other operating expense, net	2	4	1	(3)	(72)%
Operating earnings	60	138	(7)	(71)	(52)%
Interest expense, net	32	26	(1)	7	26%
Other expense, net	25	9	(5)	21	256%
Earnings before income taxes	3	103	(1)	(99)	(96)%
Income tax expense	3	10	(2)	(5)	(57)%
Net earnings	$—	$93	$1	$(94)	(100)%
Less: Net earnings attributable to preferred shareholders	—	(9)
Net earnings attributable to common shareholders	$—	$84

Weighted average shares outstanding - basic	180	171
Weighted average shares outstanding - diluted	181	172

Earnings per share:
Basic
Net earnings	$—	$0.49
Diluted
Net earnings	$—	$0.49

Catalent, Inc.
Condensed Consolidated Balance Sheets
(Unaudited; dollars in millions)

	September 30, 2022	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$281	$449
Trade receivables, net	989	1,051
Inventories	732	702
Prepaid expenses and other	632	625
Marketable securities	64	89
Total current assets	2,698	2,916
Property, plant, and equipment, net	3,167	3,127
Other non-current assets, including intangible assets	4,340	4,464
Total assets	$10,205	$10,507

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term obligations and other short-term borrowings	$106	$31
Accounts payable	379	421
Other accrued liabilities	458	620
Total current liabilities	943	1,072
Long-term obligations, less current portion	4,098	4,171
Other non-current liabilities	464	469
Total shareholders' equity	4,700	4,795
Total liabilities and shareholders' equity	$10,205	$10,507

Catalent, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited; dollars in millions)

	Three Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash (used in) provided by operating activities	$(92)	$163
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, equipment, and other productive assets	(149)	(154)
Proceeds from sale of marketable securities	24	20
Proceeds from sale of property and equipment	6	—
Settlement on sale of subsidiaries, net	—	(3)
Payment for acquisitions, net of cash acquired	—	(26)
Proceeds from (payments for) investments	3	(4)
Net cash used in investing activities	(116)	(167)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowing, net	75	1,096
Payments related to long-term obligations	(7)	(3)
Financing fees paid	—	(15)
Dividends paid	—	(4)
Cash received (paid), in lieu of equity, for tax withholding obligations	2	(4)
Exercise of stock options	1	8
Other financing activities	3	4
Net cash provided by financing activities	74	1,082
Effect of foreign currency exchange on cash and cash equivalents	(34)	(5)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(168)	1,073
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	449	896
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$281	$1,969

Catalent, Inc.
Reconciliation of Net Earnings to EBITDA from Operations and Adjusted EBITDA*
(Unaudited; dollars in millions)

	Three months ended
	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022
Net earnings	$93	$97	$141	$188	$—
Interest expense, net	26	32	33	32	32
Income tax expense	10	18	35	23	3
Depreciation and amortization	81	98	99	100	99
EBITDA from operations	210	245	308	343	134
Stock-based compensation	21	11	10	12	19
Impairment charges and gain/loss on sale of assets	3	16	2	10	(2)
Financing-related expenses	4	—	—	—	—
Restructuring costs	1	1	3	5	4
Acquisition, integration, and other special items	7	22	9	8	5
Gain on sale of subsidiary	(1)	—	—	—	—
Foreign exchange loss	9	15	1	6	27
Inventory fair value step-up charges	—	—	7	—	—
Other adjustments	(2)	—	(1)	—	—
Adjusted EBITDA	$252	$310	$339	$384	$187
Favorable (unfavorable) FX impact					(4)
Adjusted EBITDA at constant currency					$191

* Refer to Catalent's description of non-GAAP measures, including EBITDA from operations and Adjusted EBITDA as referenced above.

Catalent, Inc.
Reconciliation of Net Earnings to Adjusted Net Income*
(Unaudited; dollars in millions, except per share data)

	Three months ended
	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022
Net earnings	$93	$97	$141	$188	$—
Amortization (1)	23	34	33	33	33
Stock-based compensation	21	11	10	12	19
Impairment charges and gain/loss on sale of assets (2)	3	16	2	10	(2)
Financing-related expenses	4	—	—	—	—
Restructuring costs	1	1	3	5	4
Acquisition, integration, and other special items	7	22	9	8	5
Gain on sale of subsidiary (3)	(1)	—	—	—	—
Foreign exchange loss	9	15	1	6	27
Inventory fair value step-up charges (4)	—	—	7	—	—
Other adjustments (5)	(2)	—	(1)	(1)	—
Estimated tax effect of adjustments (6)	(15)	(24)	(15)	(18)	(19)
Discrete income tax (benefit) expense items (7)	(15)	(9)	(2)	(28)	(6)
Adjusted net income (ANI)	$128	$163	$188	$215	$61

Weighted average shares outstanding - basic	171				180
Weighted average shares outstanding - diluted	172				181

Earnings per share:
Net earnings per share - basic	$0.49				$—
Net earnings per share - diluted	$0.49				$—

ANI per share:
ANI per share - basic	$0.75				$0.34
ANI per share - diluted (8)	$0.71				$0.34

* Refer to Catalent's description of non-GAAP measures, including Adjusted Net Income as referenced above.

(1) Represents the amortization attributable to purchase accounting for previously completed business combinations.

(2)    For the three months ended June 30, 2022, represents fixed asset impairment charges primarily associated with obsolete equipment in our Biologics segment. For the three months ended December 31, 2021, represents $16 million in fixed asset impairment charges primarily associated with a product we no longer manufacture in our respiratory and specialty platform, which is part of our Pharma and Consumer Health segment.

(3) Represents the gain on sale of subsidiary associated with the 2021 divestiture of our former blow-fill-seal business.

(4) Represents a one-time non-cash inventory fair value adjustment of $7 million recorded in connection with our October 2021 acquisition of the Bettera Wellness business.

(5) Represents unrealized gains related to the fair value of the derivative liability associated with our formerly outstanding Series A convertible preferred stock.

(6) The tax effect of adjustments to Adjusted Net Income is computed by applying the statutory tax rate in the jurisdictions to the income or expense items that are adjusted in the period presented; if a valuation allowance exists, the rate applied is zero.

(7) Discrete period income tax expense (benefit) items are unusual or infrequently occurring items, primarily including: changes in judgment related to the realizability of deferred tax assets in future years, changes in measurement of a prior-year tax position, deferred tax impact of changes in tax law, and purchase accounting.
(8) For the three months ended September 30, 2022, represents Adjusted Net Income divided by the weighted average sum of (a) the number of shares of common stock outstanding, plus (b) the number of shares of our common stock that would be issued assuming exercise or vesting of all potentially dilutive instruments. For the three months ended September 30, 2021, represents Adjusted Net Income divided by the weighted average sum of (a) the number of shares of common stock outstanding, plus (b) the number of shares of common stock that would be issued assuming exercise or vesting of all potentially dilutive instruments, plus (c) the number of shares of common stock equivalent to the shares of the formerly outstanding Series A convertible preferred stock outstanding under the "if-converted" method. For the three months ended September 30, 2022 and 2021, the weighted average number of shares was 181 million and 180 million, respectively.

Catalent, Inc.
Reconciliation of Segment EBITDA to Net Earnings
(Unaudited; dollars in millions, except per share data)

	Three Months Ended September 30,
	2022	2021
Biologics	$113	$167
Pharma and Consumer Health	108	99
Sub-Total	$221	$266
Reconciling items to net earnings
Unallocated costs (1)	(87)	(56)
Depreciation and amortization	(99)	(81)
Interest expense, net	(32)	(26)
Income tax expense	(3)	(10)
Net earnings	$—	$93
(1) Unallocated costs include restructuring and special items, stock-based compensation, impairment charges, gain on sale of subsidiary, certain other corporate directed costs, and other costs that are not allocated to the segments.

Catalent, Inc.
Calculation of Net Leverage Ratio
(Unaudited; dollars in millions)

	September 30, 2021 Pro Forma (1)	December 31, 2021		March 31, 2022	June 30, 2022	September 30, 2022	September 30, 2022 Pro Forma (2)
Total Secured Debt	$1,435	$1,431		$1,428	$1,424	$1,497	$1,997
Total Unsecured Debt	2,869	2,789		2,758	2,778	2,707	2,707
Total Debt	4,304	4,220		4,186	4,202	4,204	4,704
Cash and Cash Equivalents	971	849	849	786	449	281	281
Marketable Securities	50	66	66	94	89	64	64
Total Net Debt	3,283	3,305		3,306	3,664	3,859	4,359
Adjusted EBITDA
Q2 2021	224
Q3 2021	274	274
Q4 2021	348	348		348
Q1 2022	252	252		252	252
Q2 2022		310		310	310	310	310
Q3 2022				339	339	339	339
Q4 2022					384	384	384
Q1 2023						187	187
LTM Adjusted EBITDA	$1,098	$1,184		$1,249	$1,285	$1,220	$1,220
Net Sr. Secured Debt / Adj. EBITDA	0.4x	0.4x		0.4x	0.7x	0.9x	1.4x
Net Debt / Adj. EBITDA	3.0x	2.8x		2.6x	2.9x	3.2x	3.6x
(1) Assumes our Bettera Wellness acquisition, which actually closed in October 2021, had closed on September 30, 2021.
(2) Assumes our Metrics acquisition, which actually closed in October 2022, had closed on September 30, 2022.

Catalent, Inc.
Prior Periods Recast for Segment Reorganization
(Unaudited; dollars in millions)

Segment information for the three months ended September 30, 2021 and 2020

Three Months Ended September 30, 2021
Biologics
Net revenue	$548
Segment EBITDA	167
Segment EBITDA margin	30.4%
Pharma and Consumer Health
Net revenue	477
Segment EBITDA	99
Segment EBITDA margin	20.7%
Unallocated costs	(56)
Combined totals
Net revenue	$1,025
EBITDA from operations	$210

Biologics

	2021 vs. 2020
Year-Over-Year Change	Three Months Ended September 30,
	Net Revenue	Segment EBITDA
Organic	44%	58%
Impact of acquisitions	—%	(1)%
Constant-currency change	44%	57%
Foreign exchange translation impact on reporting	1%	—%
Total % change	45%	57%

Catalent, Inc.
Prior Periods Recast for Segment Reorganization
(Unaudited; dollars in millions)

Pharma and Consumer Health

	2021 vs. 2020
Year-Over-Year Change	Three Months Ended September 30,
	Net Revenue	Segment EBITDA
Organic	6%	29%
Impact of acquisitions	—%	(6)%
Impact of divestitures	(5)%	(9)%
Constant-currency change	1%	14%
Foreign currency translation impact on reporting	1%	3%
Total % change	2%	17%

Reconciliation of Segment EBITDA to Net Earnings

	Three Months Ended September 30,
	2021	2020
Biologics	$167	$106
Pharma and Consumer Health	99	85
Sub-Total	$266	$191
Reconciling items to net earnings
Unallocated costs	(56)	(29)
Depreciation and amortization	(81)	(69)
Interest expense, net	(26)	(26)
Income tax expense	(10)	15
Net earnings	$93	$82

Disaggregated Revenue

Three Months Ended September 30, 2021	Biologics	Pharma and Consumer Health	Total
Manufacturing & commercial product supply	$134	$276	$410
Development services & clinical supply	414	201	615
Total	$548	$477	$1,025

Catalent, Inc.
Prior Periods Recast for Segment Reorganization
(Unaudited; dollars in millions)

Segment information for the three and six months ended December 31, 2021 and 2020

	Three Months Ended December 31,	Six Months Ended December 31,
	2021	2021
Biologics
Net revenue	$641	$1,189
Segment EBITDA	199	366
Segment EBITDA margin	31.1%	30.8%
Pharma and Consumer Health
Net revenue	577	1,054
Segment EBITDA	147	246
Segment EBITDA margin	25.4%	23.3%
Inter-segment revenue elimination	(1)	(1)
Unallocated costs	(101)	(157)
Combined totals
Net revenue	$1,217	$2,242
EBITDA from operations	$245	$455

Biologics

	2021 vs. 2020		2021 vs. 2020
Year-Over-Year Change	Three Months Ended December 31,		Six Months Ended December 31,
	Net Revenue	Segment EBITDA	Net Revenue	Segment EBITDA
Organic	59%	48%	52%	52%
Impact of acquisitions	—%	(1)%	—%	(1)%
Constant-currency change	59%	47%	52%	51%
Foreign exchange translation impact on reporting	(1)%	(1)%	(1)%	—%
Total % change	58%	46%	51%	51%

Catalent, Inc.
Prior Periods Recast for Segment Reorganization
(Unaudited; dollars in millions)

Pharma and Consumer Health

	2021 vs. 2020		2021 vs. 2020
Year-Over-Year Change	Three Months Ended December 31,		Six Months Ended December 31,
	Net Revenue	Segment EBITDA	Net Revenue	Segment EBITDA
Organic	10%	28%	8%	28%
Impact of acquisitions	11%	9%	6%	3%
Impact of divestitures	(5)%	(7)%	(5)%	(8)%
Constant-currency change	16%	30%	9%	23%
Foreign currency translation impact on reporting	(1)%	(1)%	—%	1%
Total % change	15%	29%	9%	24%

Reconciliation of Segment EBITDA to Net Earnings

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Biologics	$199	$137	$366	$243
Pharma and Consumer Health	147	114	246	198
Sub-Total	$346	$251	$612	$441
Reconciling items to net earnings
Unallocated costs	(101)	(45)	(157)	(74)
Depreciation and amortization	(98)	(71)	(179)	(140)
Interest expense, net	(32)	(26)	(58)	(51)
Income tax expense	(18)	(21)	(28)	(5)
Net earnings	$97	$88	$190	$171

Disaggregated Revenue

Three Months Ended December 31, 2021	Biologics	Pharma and Consumer Health	Total
Manufacturing & commercial product supply	$169	$359	$528
Development services & clinical supply	472	218	690
Total	$641	$577	$1,218
	Inter-segment revenue elimination		(1)
	Combined net revenue		$1,217

Catalent, Inc.
Prior Periods Recast for Segment Reorganization
(Unaudited; dollars in millions)

Six Months Ended December 31, 2021	Biologics	Pharma and Consumer Health	Total
Manufacturing & commercial product supply	$303	$635	$938
Development services & clinical supply	886	419	1,305
Total	$1,189	$1,054	$2,243
	Inter-segment revenue elimination		(1)
	Combined net revenue		$2,242

Catalent, Inc.
Prior Periods Recast for Segment Reorganization
(Unaudited; dollars in millions)

Segment information for the three and nine months ended March 31, 2022 and 2021

	Three Months Ended March 31,	Nine Months Ended March 31,
	2022	2022
Biologics
Net revenue	$700	$1,889
Segment EBITDA	218	584
Segment EBITDA margin	31.1%	30.9%
Pharma and Consumer Health
Net revenue	572	1,626
Segment EBITDA	144	390
Segment EBITDA margin	25.2%	24.0%
Inter-segment revenue elimination	1	—
Unallocated costs	(54)	(211)
Combined totals
Net revenue	$1,273	$3,515
EBITDA from operations	$308	$763

Biologics

	2022 vs. 2021		2022 vs. 2021
Year-Over-Year Change	Three Months Ended March 31,		Nine Months Ended March 31,
	Net Revenue	Segment EBITDA	Net Revenue	Segment EBITDA
Organic	30%	22%	43%	40%
Impact of acquisitions	—%	—%	—%	(1)%
Constant-currency change	30%	22%	43%	39%
Foreign exchange translation impact on reporting	(2)%	(2)%	(1)%	(2)%
Total % change	28%	20%	42%	37%

Catalent, Inc.
Prior Periods Recast for Segment Reorganization
(Unaudited; dollars in millions)

Pharma Consumer Health

	2022 vs. 2021		2022 vs. 2021
Year-Over-Year Change	Three Months Ended March 31,		Nine Months Ended March 31,
	Net Revenue	Segment EBITDA	Net Revenue	Segment EBITDA
Organic	9%	30%	8%	29%
Impact of acquisitions	11%	4%	8%	3%
Impact of divestitures	(5)%	(5)%	(5)%	(6)%
Constant-currency change	15%	29%	11%	26%
Foreign currency translation impact on reporting	(2)%	(3)%	(1)%	(2)%
Total % change	13%	26%	10%	24%

Reconciliation of Segment EBITDA to Net Earnings

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Biologics	$218	$182	$584	$425
Pharma and Consumer Health	144	115	390	314
Sub-Total	$362	$297	$974	$739
Reconciling items to net earnings
Unallocated costs	(54)	123	(211)	49
Depreciation and amortization	(99)	(76)	(278)	(216)
Interest expense, net	(33)	(27)	(91)	(78)
Income tax expense	(35)	(85)	(63)	(91)
Net earnings	$141	$232	$331	$403

Disaggregated Revenue

Three Months Ended March 31, 2022	Biologics	Pharma and Consumer Health	Total
Manufacturing & commercial product supply	$200	$348	$548
Development services & clinical supply	500	224	724
Total	$700	$572	$1,272
	Inter-segment revenue elimination		1
	Combined net revenue		$1,273

Catalent, Inc.
Prior Periods Recast for Segment Reorganization
(Unaudited; dollars in millions)

Nine Months Ended March 31, 2022	Biologics	Pharma and Consumer Health	Total
Manufacturing & commercial product supply	$503	$983	$1,486
Development services & clinical supply	1,386	643	2,029
Total	$1,889	$1,626	$3,515
	Inter-segment revenue elimination		—
	Combined net revenue		$3,515

Catalent, Inc.
Prior Periods Recast for Segment Reorganization
(Unaudited; dollars in millions)

Segment information for the three months ended June 30, 2022 and 2021

Three Months Ended June 30, 2022
Biologics
Net revenue	$671
Segment EBITDA	220
Segment EBITDA margin	32.7%
Pharma and Consumer Health
Net revenue	642
Segment EBITDA	198
Segment EBITDA margin	30.8%
Unallocated costs	(75)
Combined totals
Net revenue	$1,313
EBITDA from operations	$343

Biologics

	2022 vs. 2021
Year-Over-Year Change	Three Months Ended June 30,
	Net Revenue	Segment EBITDA
Organic	14%	21%
Impact of acquisitions	—%	(1)%
Constant-currency change	14%	20%
Foreign currency translation impact on reporting	(3)%	(5)%
Total % change	11%	15%

Catalent, Inc.
Prior Periods Recast for Segment Reorganization
(Unaudited; dollars in millions)

Pharma and Consumer Health

	2022 vs. 2021
Year-Over-Year Change	Three Months Ended June 30,
	Net Revenue	Segment EBITDA
Organic	7%	8%
Impact of acquisitions	9%	7%
Constant-currency change	16%	15%
Foreign currency translation impact on reporting	(6)%	(8)%
Total % change	10%	7%

Reconciliation of Segment EBITDA to Net Earnings

	Three Months Ended June 30,
	2022	2021
Biologics	$220	$190
Pharma and Consumer Health	198	184
Sub-Total	$418	$374
Reconciling items to net earnings
Unallocated costs	(75)	(48)
Depreciation and amortization	(100)	(73)
Interest expense, net	(32)	(32)
Income tax expense	(23)	(39)
Net earnings	$188	$182

Disaggregated Revenue

Three Months Ended June 30, 2022	Biologics	Pharma and Consumer Health	Total
Manufacturing & commercial product supply	$105	$406	$511
Development services & clinical supply	566	237	803
Total	$671	$643	$1,314
	Inter-segment revenue elimination		(1)
	Combined net revenue		$1,313

Catalent, Inc.
Prior Periods Recast for Segment Reorganization
(Unaudited; dollars in millions)

Segment information for the fiscal year ended June 30, 2022, 2021, and 2020

(Dollars in millions)	Fiscal Year Ended June 30,		FX Impact	Constant Currency Increase (Decrease)
	2022	2021		Change $	Change %(1)
Biologics
Net revenue	$2,560	$1,938	$(35)	$657	34%
Segment EBITDA	804	615	(14)	203	33%
Pharma and Consumer Health
Net revenue	2,269	2,063	(50)	$256	12%
Segment EBITDA	588	498	(17)	107	22%
Inter-segment revenue elimination	(1)	(3)	1	1	16%
Unallocated Costs	(286)	1	5	(292)	*
Combined totals
Net revenue	$4,828	$3,998	$(84)	$914	23%
EBITDA from operations	$1,106	$1,114	$(26)	$18	2%

(1) Change % calculations are based on amounts prior to rounding.

*Percentage Not meaningful

Biologics

	2022 vs. 2021
Year-Over-Year Change	Fiscal Year Ended June 30,
	Net Revenue	Segment EBITDA
Organic	34%	34%
Impact of acquisitions	—%	(1)%
Constant-currency change	34%	33%
Foreign currency translation impact on reporting	(2)%	(2)%
Total % change	32%	31%

Catalent, Inc.
Prior Periods Recast for Segment Reorganization
(Unaudited; dollars in millions)

Pharma and Consumer Health

	2022 vs. 2021
Year-Over-Year Change	Fiscal Year Ended June 30,
	Net Revenue	Segment EBITDA
Organic	8%	21%
Impact of acquisitions	8%	5%
Impact of divestitures	(3)%	(4)%
Constant-currency change	13%	22%
Foreign currency translation impact on reporting	(3)%	(4)%
Total % change	10%	18%

Reconciliation of Segment EBITDA to Net Earnings

	Fiscal Year Ended June 30,
	2022	2021	2020
Biologics	$804	$615	$239
Pharma and Consumer Health	588	498	547
Sub-Total	$1,392	$1,113	$786
Reconciling items to net earnings
Unallocated costs	(286)	1	(146)
Depreciation and amortization	(378)	(289)	(254)
Interest expense, net	(123)	(110)	(126)
Income tax expense	(86)	(130)	(39)
Net earnings	$519	$585	$221

Disaggregated Revenue

Fiscal Year Ended June 30, 2022	Biologics	Pharma and Consumer Health	Total
Manufacturing & commercial product supply	$608	$1,389	$1,997
Development services & clinical supply	1,952	880	2,832
Total	$2,560	$2,269	$4,829
	Inter-segment revenue elimination		(1)
	Combined net revenue		$4,828

Catalent, Inc.
Prior Periods Recast for Segment Reorganization
(Unaudited; dollars in millions)

Fiscal Year Ended June 30, 2021	Biologics	Pharma and Consumer Health	Total
Manufacturing & commercial product supply	$532	$1,166	$1,698
Development services & clinical supply	1,406	896	2,302
Total	$1,938	$2,062	$4,000
	Inter-segment revenue elimination		(2)
	Combined net revenue		$3,998

Fiscal Year Ended June 30, 2020	Biologics	Pharma and Consumer Health	Total
Manufacturing & commercial product supply	$333	$1,188	$1,521
Development services & clinical supply	698	876	1,574
Total	$1,031	$2,064	$3,095
	Inter-segment revenue elimination		(1)
	Combined net revenue		$3,094

Segment Net Revenue as a % of Total Net Revenue

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Biologics	51%	55%	53%	53%	51%
Pharma and Consumer Health	49%	45%	47%	47%	49%
Net Revenue	100%	100%	100%	100%	100%

Total Assets

	June 30, 2022	June 30, 2021
Biologics	$5,770	$5,009
Pharma and Consumer Health	4,355	3,320
Corporate and eliminations	382	783
Total assets	$10,507	$9,112

Catalent, Inc.
Prior Periods Recast for Segment Reorganization
(Unaudited; dollars in millions)

Capital Expenditures

	Fiscal Year Ended June 30,
	2022	2021	2020
Biologics	$453	$516	$330
Pharma and Consumer Health	183	151	119
Corporate	30	19	17
Total capital expenditures	$666	$686	$466